FICO Announces Earnings for Third Quarter Fiscal 2017

Revenue of $231 million vs. $239 million in prior year

SAN JOSE, Calif., July 31, 2017 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its third fiscal quarter ended June 30, 2017.

Third Quarter Fiscal 2017 GAAP Results
Net income for the quarter totaled $25.2 million, or $0.78 per share, versus $35.0 million, or $1.08 per share, reported in the prior year period. The current quarter earnings include a reduction to income tax expense of $2.7 million, or $0.08 per share, associated with the adoption of FASB Accounting Standards Update No. 2016-09 ("ASU 2016-09"). The current quarter also includes a pre-tax restructuring charge of $4.5 million, or $0.09 per share after tax.

Net cash provided by operating activities for the quarter was $72.0 million versus $85.4 million in the prior year period.

Third Quarter Fiscal 2017 Non-GAAP Results
Non-GAAP Net Income for the quarter was $37.4 million vs. $46.8 million in the prior year period. Non-GAAP EPS for the quarter was $1.16 vs. $1.45 in the prior year period. Free cash flow for the quarter was $66.8 million vs. $80.0 million in the prior year period. Free cash flow for both periods reflects the impact of ASU 2016-09. These non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP measures in the financial tables at the end of this release.

Third Quarter Fiscal 2017 GAAP Revenue
The company reported revenues of $231.0 million for the quarter as compared to $238.8 million reported in the prior year period.

"We had a very strong quarter in our Scores business, where our efforts to expand our revenue sources continue to pay off," said Will Lansing, chief executive officer. "We also had a strong bookings quarter, posting more than $90 million for the third consecutive quarter, and continuing to build a backlog of recurring revenue."

Revenues for the third quarter of fiscal 2017 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $133.8 million in the third quarter, compared with $141.6 million in the prior year quarter, a decrease of 5%. This was primarily due to decreased license sales in Fraud Management Solutions.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $69.5 million in the third quarter, compared to $61.1 million in the prior year quarter, an increase of 14%. B2B revenue increased 13% and B2C revenue increased 16% from the prior year quarter.
  Decision Management Software revenues, which include FICO® Blaze Advisor®, FICO® Xpress Optimization and related professional services, were $27.7 million in the third quarter compared to $36.1 million in the prior year quarter, a decrease of 23%, due primarily to decreased license revenues of Blaze Advisor.

Outlook
The company is updating its previously provided guidance for fiscal 2017 as a result of the impact of ASU 2016-09 on the current quarter to approximately:

	Previous Fiscal 2017 Guidance	Quarter 3, 2017 Impact of ASU 2016-09	New Fiscal 2017 Guidance
Revenue	$925 million	-	$925 million
GAAP Net Income	$130 million	$3 million	$133 million
GAAP Earnings Per Share	$4.03	$0.08	$4.11
Non-GAAP Net Income	$158 million	-	$158 million
Non-GAAP Earnings Per Share	$4.92	-	$4.92

The non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its third quarter fiscal 2017 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through July 31, 2018.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 170 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO and Blaze Advisor are registered trademarks of Fair Isaac Corporation in the U.S. and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2016 and Form 10-Q for the quarter ended June 30, 2017. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	September 30,
	2017	2016
ASSETS:
Current assets:
Cash and cash equivalents	$ 130,667	$ 75,926
Accounts receivable, net	140,265	167,786
Prepaid expenses and other current assets	51,033	23,926
Total current assets	321,965	267,638

Marketable securities and investments	24,746	21,936
Property and equipment, net	42,143	45,122
Goodwill and intangible assets, net	823,373	832,034
Other assets	46,127	53,946
	$ 1,258,354	$ 1,220,676

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 47,381	$ 50,732
Accrued compensation and employee benefits	62,616	71,216
Deferred revenue	65,028	47,129
Current maturities on debt	224,000	77,000
Total current liabilities	399,025	246,077

Long-term debt	387,767	493,624
Other liabilities	38,807	34,147
Total liabilities	825,599	773,848

Stockholders' equity	432,755	446,828
	$ 1,258,354	$ 1,220,676

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues:
Transactional and maintenance	$ 166,695	$ 153,886	$ 481,604	$ 451,701
Professional services	43,871	44,304	128,698	117,798
License	20,420	40,588	68,662	76,033
Total revenues	230,986	238,778	678,964	645,532

Operating expenses:
Cost of revenues	69,793	66,384	211,921	190,875
Research & development	27,839	26,417	80,644	75,896
Selling, general and administrative	84,089	87,172	255,534	243,511
Amortization of intangible assets	3,365	3,486	9,997	10,573
Restructuring and acquisition-related	4,471	-	4,471	-
Total operating expenses	189,557	183,459	562,567	520,855
Operating income	41,429	55,319	116,397	124,677
Other expense, net	(6,098)	(5,029)	(19,275)	(18,467)
Income before income taxes	35,331	50,290	97,122	106,210
Provision for income taxes	10,104	15,303	8,910	28,866
Net income	$ 25,227	$ 34,987	$ 88,212	$ 77,344

Basic earnings per share:	$ 0.82	$ 1.12	$ 2.85	$ 2.48
Diluted earnings per share:	$ 0.78	$ 1.08	$ 2.73	$ 2.39

Shares used in computing earnings per share:
Basic	30,914	31,149	30,973	31,201
Diluted	32,224	32,313	32,340	32,337

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$ 88,212	$ 77,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,427	23,127
Share-based compensation	43,546	41,704
Changes in operating assets and liabilities	10,826	18,996
Other, net	1,412	16,554
Net cash provided by operating activities (1)	171,423	177,725

Cash flows from investing activities:
Purchases of property and equipment	(14,792)	(12,541)
Cash paid for acquisitions, net of cash acquired	-	(5,683)
Other, net	(777)	37
Net cash used in investing activities	(15,569)	(18,187)

Cash flows from financing activities:
Proceeds from revolving line of credit	98,000	49,000
Payments on revolving line of credit	(57,000)	(56,000)
Proceeds from issuances of common stock	13,112	8,356
Taxes paid related to net share settlement of equity awards	(39,324)	(28,544)
Repurchases of common stock	(116,341)	(96,121)
Other, net	(1,238)	(1,869)
Net cash used in financing activities (1)	(102,791)	(125,178)

Effect of exchange rate changes on cash	1,678	(2,325)

Increase in cash and cash equivalents	54,741	32,035
Cash and cash equivalents, beginning of period	75,926	86,120
Cash and cash equivalents, end of period	$ 130,667	$ 118,155

(1)

During the quarter ended December 31, 2016, we adopted Accounting Standards Update No. 2016-09 which addresses, among other items, updates to the presentation of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. We have adopted changes to our condensed consolidated statements of cash flows on a retrospective basis. The impact to net cash provided by operating activities and net cash used in financing activities for the nine months ended June 30, 2016 was $16.1 million.

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Applications revenues:
Transactional and maintenance	$ 87,443	$ 82,925	$ 258,337	$ 244,659
Professional services	35,990	36,560	102,971	95,405
License	10,349	22,080	41,576	43,559
Total Applications revenues	$ 133,782	$ 141,565	$ 402,884	$ 383,623

Scores revenues:
Transactional and maintenance	$ 68,376	$ 59,781	$ 190,256	$ 174,263
Professional services	487	822	2,002	2,682
License	651	527	2,071	1,303
Total Scores revenues	$ 69,514	$ 61,130	$ 194,329	$ 178,248

Decision Management Software revenues:
Transactional and maintenance	$ 10,876	$ 11,180	$ 33,011	$ 32,779
Professional services	7,394	6,922	23,725	19,711
License	9,420	17,981	25,015	31,171
Total Decision Management Software revenues	$ 27,690	$ 36,083	$ 81,751	$ 83,661

Total revenues:
Transactional and maintenance	$ 166,695	$ 153,886	$ 481,604	$ 451,701
Professional services	43,871	44,304	128,698	117,798
License	20,420	40,588	68,662	76,033
Total revenues	$ 230,986	$ 238,778	$ 678,964	$ 645,532

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP net income	$ 25,227	$ 34,987	$ 88,212	$ 77,344
Amortization of intangible assets	3,365	3,486	9,997	10,573
Restructuring and acquisition-related	4,471	-	4,471	-
Stock-based compensation expense	14,315	13,404	43,546	41,704
Income tax adjustments	(7,272)	(5,051)	(17,801)	(15,559)
Excess tax benefit	(2,685)	-	(23,548)	-
Non-GAAP net income	$ 37,421	$ 46,826	$ 104,877	$ 114,062

GAAP diluted earnings per share	$ 0.78	$ 1.08	$ 2.73	$ 2.39
Amortization of intangible assets	0.10	0.11	0.31	0.33
Restructuring and acquisition-related	0.14	-	0.14	-
Stock-based compensation expense	0.44	0.41	1.35	1.29
Income tax adjustments	(0.23)	(0.16)	(0.55)	(0.48)
Excess tax benefit	(0.08)	-	(0.73)	-
Non-GAAP diluted earnings per share	$ 1.16	$ 1.45	$ 3.24	$ 3.53

Free cash flow
Net cash provided by operating activities	$ 72,027	$ 85,390	$ 171,423	$ 177,724
Capital expenditures	(5,189)	(4,734)	(14,792)	(12,541)
Dividends paid	-	(624)	(1,238)	(1,869)
Free cash flow	$ 66,838	$ 80,032	$ 155,393	$ 163,314

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

	Previous Fiscal 2017 Guidance	Quarter 3, 2017 Impact of ASU 2016- 09	New Fiscal 2017 Guidance

GAAP net income	$ 130	$ 3	$ 133
Amortization of intangible assets	14	-	14
Stock-based compensation expense	56	-	56
Income tax adjustments	(21)	-	(21)
Excess tax benefit	(21)	(3)	(24)
Non-GAAP net income	$ 158	$ -	$ 158

GAAP diluted earnings per share	$ 4.03	$ 0.08	$ 4.11
Amortization of intangible assets	0.43	-	0.43
Stock-based compensation expense	1.75	-	1.75
Income tax adjustments	(0.65)	-	(0.65)
Excess tax benefit	(0.64)	(0.08)	(0.72)
Non-GAAP diluted earnings per share	$ 4.92	$ 0.08	$ 4.92

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com, or Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com